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CONTACTS: Richard M. Ubinger                                   June Filingeri
          Vice President of Finance,                           President
          Chief Financial Officer and Treasurer                Comm-Partners LLC
         (412) 257-7606                                        (203) 972-0186

FOR IMMEDIATE RELEASE

              UNIVERSAL STAINLESS REPORTS RECORD SALES AND EARNINGS
                             FOR 2007 FIRST QUARTER
           - FIRST QUARTER EPS REACHES $1.00 ON $56 MILLION IN SALES -

         BRIDGEVILLE, PA, APRIL 24, 2007 - UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC. (NASDAQ: USAP) reported today that sales for the first quarter of 2007 rose 25% to a record $56.2 million compared with $44.9 million in the same period of 2006. First quarter 2007 net income rose 70% to a record $6.8 million, or $1.00 per diluted share. This compares with net income of $4.0 million, or $0.61 per diluted share, for the first quarter of 2006.

         The 2007 first quarter results reflect a reduction in the annual income tax rate to 35.0% from 36.0% recorded in the 2006 first quarter, equivalent to $0.02 per diluted share. Net income for the 2006 first quarter has been adjusted for the retrospective application of an accounting pronouncement as detailed in the financial tables.

         The first quarter 2007 sales were in line with the Company's forecast of $52 to $57 million while diluted EPS substantially exceeded the forecasted range of $0.82 to $0.87, mainly due to higher than expected nickel pricing.

          Chairman and CEO Mac McAninch commented: "Our record first quarter shows the ongoing benefit of our investments in equipment and personnel over the past two years, which have enabled us to respond to strong end markets and continue our shift to higher value-added products while also improving our on-time delivery performance. Our strong year-over-year growth to all our end markets in the first quarter was led, once again, by aerospace. In fact, our sales of high strength low alloy and high temperature alloy steels, which are used primarily for aerospace applications, represented 16% of our total sales in the 2007 first quarter compared with 11% in the same quarter last year. With the peak in commercial aircraft delivery not expected until 2010 and the potential for replacement aircraft orders from domestic airlines, we expect aerospace demand to drive our growth for the foreseeable future, supported by the strong prospects for all our niche markets."

USAP REPORTS RECORD 2007 FIRST QUARTER RESULTS                        - PAGE 2 -

SEGMENT REVIEW
--------------
         In the first quarter of 2007, the Universal Stainless & Alloy Products segment had record sales of $48.2 million and record operating income of $7.2 million, yielding an operating margin of 15%. This compares with first quarter 2006 sales of $39.1 million and operating income of $5.1 million, or 13% of sales. In the fourth quarter of 2006, sales were $47.1 million and operating income was $4.6 million, or 10% of sales.

         The 23% increase in sales and 41% increase in operating income from the 2006 first quarter reflect the contribution of new vacuum-arc remelt (VAR) furnaces installed in December 2005 and August 2006, which supported a continued shift to higher value added products. Favorable product mix also accounted for the 55% increase in the first quarter 2007 operating margin on a 2% increase in sales compared with the 2006 fourth quarter, while higher sales of bar and tool steel plate products to service centers offset lower sales of semi-finished products to rerollers and forgers.

         The Dunkirk Specialty Steel segment reported record sales for the 2007 first quarter of $20.4 million and operating income of $3.8 million, resulting in an operating margin of 19%. This compares with sales of $14.0 million and operating income of $1.5 million, or 10% of sales, in the first quarter of 2006. In the fourth quarter of 2006, sales were $20.3 million and operating income was $3.9 million, or 19% of sales.

         Dunkirk's 46% increase in sales and 162% rise in operating income over the 2006 first quarter were due to the improved VAR remelted feedstock supply from Bridgeville, workforce additions, and rising nickel prices that affected the surcharge mechanism. The growth in sales over the 2006 first quarter reflected increases in every customer category, including a 102% increase in OEM sales and a 77% increase in sales to redrawers. Sales and operating income were in line with those of the 2006 fourth quarter, with growth in sales of bar products to service centers and OEMs. These gains more than offset lower rod and wire sales, mainly reflecting the delay of orders for high nickel-bearing grades of steel because of record nickel prices.

BUSINESS OUTLOOK
----------------
The following statements are based on the Company's current expectations. These statements are forward-looking, and actual results may differ materially.

         The Company estimates that second quarter 2007 sales will range from $52 to $57 million and that diluted EPS will range from $0.85 to $0.90. This compares with sales of $48.0 million and diluted EPS of $0.70, as adjusted, in the second quarter of 2006.
         The following factors were considered in developing these estimates:

o The Company's total backlog at March 31, 2007 was approximately $114 million compared to $120 million at December 31, 2006.

o End market demand led by aerospace is expected to remain strong in the 2007 second quarter.

USAP REPORTS RECORD 2007 FIRST QUARTER RESULTS                        - PAGE 3 -

o Nickel prices are expected to remain at the high levels experienced in the 2007 first quarter.

o Sales from the Dunkirk Specialty Steel segment are expected to approximate $20 million in the second quarter of 2007 based on its backlog of $44 million at March 31, 2007.

WEBCAST
-------

     A simultaneous Webcast of the Company's conference call discussing the first quarter of 2007 and the second quarter outlook, scheduled at 10:00 a.m. (Eastern) today, will be available on the Company's website at www.univstainless.com, and thereafter archived on the website. A telephone replay of the conference call will be available beginning at 12:00 noon (Eastern) today and continuing through May 1st. It can be accessed by dialing 706-645-9291, passcode 4463625. This is a toll call.

ABOUT UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
------------------------------------------------
         Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to rerollers, forgers, service centers, original equipment manufacturers and wire redrawers.

FORWARD-LOOKING INFORMATION SAFE HARBOR
---------------------------------------
EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THOSE RISKS INCLUDE, AMONG OTHERS, RISKS ASSOCIATED WITH THE RECEIPT, PRICING AND TIMING OF FUTURE CUSTOMER ORDERS, RISKS ASSOCIATED WITH SIGNIFICANT FLUCTUATIONS THAT MAY OCCUR IN RAW MATERIAL AND ENERGY PRICES, RISKS ASSOCIATED WITH THE MANUFACTURING PROCESS AND PRODUCTION YIELDS, RISKS RELATED TO PROPERTY, PLANT AND EQUIPMENT AND RISKS RELATED TO THE ULTIMATE OUTCOME OF THE COMPANY'S CURRENT AND FUTURE LITIGATION AND REGULATORY MATTERS. CERTAIN OF THESE RISKS AND OTHER RISKS ARE DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) OVER THE LAST 12
MONTHS, COPIES OF WHICH ARE AVAILABLE FROM THE SEC OR MAY BE OBTAINED UPON REQUEST FROM THE COMPANY.

                           - FINANCIAL TABLES FOLLOW -

                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                              FINANCIAL HIGHLIGHTS
              (Dollars in thousands, except per share information)
                                   (Unaudited)

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                 For the Quarter Ended
                                                       March 31,
                                                2007                2006
                                                ----                ----
     NET SALES

Stainless steel                         $     39,570         $    33,418
Tool steel                                     7,097               5,827
High-strength low alloy steel                  6,234               2,552
High-temperature alloy steel                   2,745               2,369
Conversion services                              489                 729
Other                                            104                  42
                                          ----------           ---------
    Total net sales                           56,239              44,937
Cost of products sold                         43,020              36,170
Selling and administrative expenses            2,554               2,256
                                          ----------           ---------
    Operating income                          10,665               6,511
Interest expense                                (227)               (266)
Other income                                       4                   2
                                          ----------           ---------
    Income before taxes                       10,442               6,247
Income tax provision                           3,655               2,249
                                          ----------           ---------
    Net income                          $      6,787        $      3,998
                                          ==========           =========

Earnings per share - Basic              $       1.03        $       0.62
                                          ==========           =========
Earnings per share - Diluted            $       1.00        $       0.61
                                          ==========           =========
Weighted average shares of
Common Stock outstanding
    Basic                                  6,621,307           6,417,323
    Diluted                                6,761,157           6,559,491

--------------------------------------------------------------------------------

NOTE: 2006 results have been adjusted to reflect the retrospective application of the January 1, 2007 change in accounting for major maintenance expenses from the accrue-in-advance method to the deferral method in accordance with the FASB Staff Position entitled "Accounting for Planned Major Maintenance Activities," issued in September 2006. The effect of the change in accounting is summarized below:

                                              For the Quarter Ended
                                                   March 31, 2006
                                            As Reported      As Adjusted
                                            -----------      -----------
Operating income:
    Universal Stainless & Alloy
       Products Segment                 $      4,949               5,106
    Dunkirk Specialty Steel Segment            1,467               1,460
    Intersegment elimination                     (55)                (55)
                                          ----------          ----------
                                               6,361               6,511
                                          ==========          ==========

Net income                             $       3,902        $      3,998
                                          ==========          ==========

Diluted earnings per share             $        0.59        $       0.61
                                          ==========          ==========

                            BUSINESS SEGMENT RESULTS

UNIVERSAL STAINLESS & ALLOY PRODUCTS SEGMENT
                                                  For the Quarter Ended
                                                          March 31,
                                              2007               2006
                                              ----               ----
     NET SALES
Stainless steel                         $     24,996         $    23,567
Tool steel                                     6,159               5,360
High-strength low alloy steel                  4,000               1,239
High-temperature alloy steel                   1,230               1,041
Conversion services                              327                 538
Other                                             86                  40
                                          ----------          ----------
                                              36,798              31,785
Intersegment                                  11,367               7,352
                                          ----------          ----------
    Total net sales                           48,165              39,137
Material cost of sales                        21,231              17,408
Operation cost of sales                       18,017              15,094
Selling and administrative expenses            1,718               1,529
                                          ----------          ----------

    Operating income                    $      7,199        $      5,106
                                          ==========          ==========

DUNKIRK SPECIALTY STEEL SEGMENT
                                                  For the Quarter Ended
                                                       March 31,
                                              2007               2006
                                              ----               ----
     NET SALES
Stainless steel                         $     14,574         $     9,851
Tool steel                                       938                 467
High-strength low alloy steel                  2,234               1,313
High-temperature alloy steel                   1,515               1,328
Conversion services                              162                 191
Other                                             18                   2
                                          ----------          ----------
                                              19,441              13,152
Intersegment                                     999                 835
                                          ----------          ----------
    Total net sales                           20,440              13,987
Material cost of sales                        11,196               7,971
Operation cost of sales                        4,587               3,829
Selling and administrative expenses              836                 727
                                          ----------          ----------
    Operating income                    $      3,821        $      1,460
                                          ==========          ==========

                           MARKET SEGMENT INFORMATION
                                                         For the Quarter Ended
                                                               March 31,
                                                        2007           2006
                                                        ----           ----
     NET SALES
Service centers                                 $     29,105         $   23,038
Forgers                                               12,574              7,564
Rerollers                                              7,192              7,847
Original equipment manufacturers                       4,877              4,599
Wire redrawers                                         1,898              1,144
Conversion services                                      489                729
Other                                                    104                 16
                                                 -----------          ---------
    Total net sales                             $     56,239         $   44,937
                                                 ===========          =========

Tons shipped                                          11,157             12,045
                                                 ===========          =========

                                           CONSOLIDATED BALANCE SHEET

                                                     March 31,      December 31,
                                                       2007             2006
                                                       ----             ----
     ASSETS
Cash                                            $        882         $    2,909
Accounts receivable, net                              36,917             33,308
Inventory                                             71,640             66,019
Deferred taxes                                         1,285              1,544
Other current assets                                   1,373              1,606
                                                 -----------          ---------
    Total current assets                             112,097            105,386
Property, plant & equipment, net                      49,608             49,251
Other assets                                             718                584
                                                 -----------          ---------

    Total assets                                $    162,423         $  155,221
                                                 ===========          =========

     LIABILITIES AND STOCKHOLDERS' EQUITY
Trade accounts payable                          $     15,194         $   13,123
Outstanding checks in excess of bank balance           4,326              3,427
Current portion of long-term debt                      2,370              2,364
Accrued employment costs                               3,599              4,121
Accrued income tax                                     2,358                544
Other current liabilities                              1,619              1,358
                                                 -----------          ---------

    Total current liabilities                         29,466             24,937
Bank revolver                                          3,243              8,392
Long-term debt                                         8,241              8,836
Deferred taxes                                         8,402              8,402
                                                 -----------          ---------
    Total liabilities                                 49,352             50,567
Stockholders' equity                                 113,071            104,654
                                                 -----------          ---------

    Total liabilities and stockholders' equity  $    162,423         $  155,221
                                                 ===========          =========



                    CONSOLIDATED STATEMENT OF CASH FLOW DATA
                   For the Three-month Period Ended March 31,


                                                                     2007                2006
                                                                     ----                ----
Cash flows provided by operating activities:
  Net income                                                    $      6,787       $     3,998
  Adjustments to reconcile to net cash
    provided by operating activities:
      Depreciation and amortization                                      899               795
      Deferred tax increase (decrease)                                   113              (184)
      Stock based compensation expense                                   100                41
      Excess tax benefits from share-based
         payment arrangements                                           (799)               (6)
  Changes in assets and liabilities:
      Accounts receivable, net                                        (3,609)           (1,881)
      Inventory                                                       (5,621)           (4,295)
      Trade accounts payable                                           2,071             1,496
      Deferred revenue                                                   277             3,487
      Accrued income tax payable                                       1,814             2,370
      Accrued employment costs                                          (522)             (611)
      Other, net                                                       1,025               506
                                                                 -----------          --------
Cash flow provided by operating activities                             2,535             5,716
                                                                 -----------          --------
Cash flow used in investing activities:
  Capital expenditures                                                (1,253)           (2,216)
                                                                 -----------          --------
Cash flow used in investing activities                                (1,253)           (2,216)
                                                                 -----------          --------
Cash flows used in financing activities:
  Revolving credit net repayments                                     (5,149)           (3,296)
  Long-term debt repayments                                             (589)             (141)
  Net change in outstanding checks in excess
    of bank balance                                                      899              (205)
  Proceeds from issuance of common stock                                 731                 3
  Excess tax benefits from share-based payment
    arrangements                                                         799                 6
                                                                 -----------          --------
Cash flow used in financing activities                                (3,309)            3,633)
                                                                 -----------          --------
    Net cash flow                                               $     (2,027)      $      (133)
                                                                 ===========          ========
